                                                                   Exhibit 10.8

                         IRREVOCABLE PUT AND CALL OFFERS

                                    REGARDING

                        1) LIMITED PARTNERSHIP INTERESTS

                                       in

                   HELLWEG GmbH & Co. Vermogensverwaltungs KG

                                       and

                   Semer Unternehmensverwaltung GmbH & Co. KG

                                    2) SHARES

                                       In

                aptus 269. GmbH (future "Shovel Management GmbH")

                                       and

                 aptus 268. GmbH (future "Hoe Management GmbH")

by

Reinhold Semer

-    hereinafter referred to as the "SELLER 2" -,

and

by

HLWG TWO (GER) LLC,


-    hereinafter referred to as the "PURCHASER" -

Table of contents

I. Preamble................................................................    3
II. Irrevocable Offers.....................................................    3
   Section 1 Definitions and Interpretation................................    3
   Section 2 Call I........................................................   13
   Section 3 Call II.......................................................   13
   Section 4 Put...........................................................   13
   Section 5 Exit Put......................................................   13
   Section 6 Validity of Irrevocable Offers................................   14
   Section 7 Acceptance....................................................   14
   Section 8 Warranties....................................................   15
   Section 9 Remedies for Breach of Warranties.............................   17
   Section 10 Third Person Claims and Taxes................................   18
   Section 11 Undertakings of Seller 2.....................................   19
   Section 12 Restrictions on Transfer; Undertaking........................   20
   Section 13 Form of Notice...............................................   20
   Section 14 Costs and Taxes..............................................   21
   Section 15 Final Provisions.............................................   22

                                  I. PREAMBLE

WHEREAS, pursuant to an interest and share purchase agreement dated as of the date hereof among Purchaser, Semer Unternehmensverwaltung GmbH & Co. KG ("SELLER 1") and Seller 2 (the "INTEREST PURCHASE AGREEMENT" or "SPA"), Seller 2 divests himself of a 24.7399% direct and indirect interest in HELLWEG GmbH & Co. Vermogensverwaltungs KG, a Limited Partnership (Kommanditgesellschaft, GmbH & Co. KG) organized under the laws of the Federal Republic of Germany registered with the Commercial Register of the Lower Court (Amtsgericht) at Dortmund under HRA 13391 ("PROPCO");

AND WHEREAS, in order to allow Purchaser the ability to manage the development of PropCo without Seller 2 in the future if it so desires, Seller 2 will make certain irrevocable offers to Purchaser to sell and transfer to Purchaser certain direct and indirect interests in PropCo ("IRREVOCABLE CALL OFFERS");

AND WHEREAS, in order to allow Seller 2 to withdraw from PropCo in the future if he wishes, Purchaser will make an irrevocable offer to Seller 2 with the terms and conditions specified herein to buy and accept the transfer to Purchaser of certain direct and indirect interests in PropCo ("IRREVOCABLE PUT OFFER");

AND WHEREAS, in order to allow Purchaser the complete exit if it wishes in case that neither the Irrevocable Call Offers nor the Irrevocable Put Offer will be accepted in the form specified herein, Seller 2 will make an irrevocable offer to Purchaser with the terms and conditions specified herein to buy and accept the transfer to Seller 2 of certain direct and indirect interests in PropCo ("IRREVOCABLE EXIT PUT OFFER");

NOW THEREFORE, in consideration of the Transaction, the Purchaser and Seller 2 make the following irrevocable offers:

                             II. IRREVOCABLE OFFERS

                    SECTION 1 DEFINITIONS AND INTERPRETATION

1.1 Except as otherwise provided in the Irrevocable Offers (including the Preamble hereto), capitalized terms used in the Irrevocable Offers (including the Preamble) shall have the meanings given in this Clause 1.

1.2 In the Irrevocable Offers (including the Preamble hereto) the following terms shall have the following meanings:

               "ACCEPTANCE PERIOD" means any of the Call I Acceptance Period, Call II Acceptance Period, Put Acceptance Period or Exit Put Acceptance Period;

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                                                                             -4-


               "ADJUSTMENT FACTOR" means an increase or decrease in the Call I Price and the Put Price resulting from the final ten year SWAP rate quoted in the Financial Times on an Adjustment Date. It is agreed that so long as the ten year SWAP rate is within a band of 4.15% to 4.45%, there will be no adjustment. However, for each basis point higher than 4.45%, the Call I Price and the Put Price will be decreased by EUR 192,350 and for each basis point below 4.15%, the Call I Price and the Put Price will be increased by EUR 192,350.

               "ADJUSTMENT DATE" means the Adjustment Date I or Adjustment Date II.

               "ADJUSTMENT DATE I" means the earlier of (i) the Closing Date and
               (ii) April 30, 2007 has occurred.

               "ADJUSTMENT DATE II" means the earlier of (i) a Closing Date and
               (ii) October 1, 2007 has occurred.

               "ADJUSTMENT FACTOR PROLONGATION EVENT" means the cumulative occurrence of the following:

               a) Purchaser and Third Party Lender are prepared to sign and execute the Third Party Loan Documents;

               b) Purchaser and Third Party Lender can not sign and execute the Third Party Loan Documents because of circumstances which are, in the sole discretion of the Purchaser and/or the Third Party Lender, stemming from a non-completion of any Condition Precedent, or would (if the Closing Date had already occurred) result in a breach of any SPA Warranty, and

               c) Purchaser, without being obliged to, has exercised the Adjustment Factor Prolongation Option.

               "ADJUSTMENT FACTOR PROLONGATION OPTION" means the right of Purchaser to prolongate (if prior to April 30, 2007) or reinstate (if later than April 30, 2007) the Adjustment Factor until the Adjustment Date II.

               "BORROWER" shall mean Mr. Reinhold Semer.

               "BUSINESS DAY" shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in Frankfurt am Main, Germany, or New York, NY, USA.

               "CALL I" means the irrevocable offer made by Seller 2 to Purchaser as set out in Clause 2 to sell and transfer to Purchaser (i) the Interests in PropCo, (ii) the Partner's Accounts in PropCo and (iii) the Shares in PropCo New General Partner;

               "CALL I ACCEPTANCE PERIOD" means the period between (i) the earlier of January 1, 2010 or death of Seller 2 and (ii) December 31, 2010 during which the Call I as set out in Clause 2 can be accepted;

               "CALL I PRICE" means EUR 234,585,059.25 as adjusted by 99.65% of the Adjustment Factor on the Adjustment Date I and, provided an Adjustment Factor Prolongation Event has occurred, and as reduced by the Property Adjustment Amount Bonn-Beuel, provided a Property Adjustment Event Bonn-Beuel has occurred (as the case may be); and

               as reduced by the Property Adjustment Amount Steinfurt, provided a Property Adjustment Event Steinfurt has occurred (as the case may be); and

               as reduced by the Property Adjustment Amount Dortmund-Kley, provided a Property Adjustment Event Dortmund-Kley has occurred (as the case may be);

               as further adjusted by 99.65% of the Adjustment Factor on the Adjustment Date II plus the balance on the Depreciation Bank Account plus accrued amount of the Depreciation Loan, if any. The amount of the Depreciation Loan may be paid directly by the Purchaser to the Partnership for the purpose of repayment of the Depreciation Loan. For the avoidance of doubt, there shall be no adjustment to the Call I Price because of any balance on the Reserve Account, the Capital Account III or the Loss Account unless the loss recorded on the Loss Account is a result of a default under the Lease Agreement or from any business activities of PropCo prior to the date of this Agreement;

               "CALL II" means the irrevocable offer made by Seller 2 to Purchaser as set out in Clause 3 to sell and transfer to Purchaser (i) the Interests in Seller 1, (ii) the Partner's Accounts in Seller 1 and (ii) the Shares in Seller 1 New General Partner;

               "CALL II ACCEPTANCE PERIOD" means the period commencing no earlier than five (5) years and fifteen (15) days after payment of the Share Purchase Price and no later than five (5) years and one hundred eighty (180) days after payment of Share Purchase Price during which the Call II as set out in Clause 3 can be accepted;

               "CALL II PRICE" means the amount payable following the acceptance of the Call II as set out in Clause 3.3;

               "CAPITAL ACCOUNT I" means the fixed account (Festkapitalkonto, Kapitalkonto I), recording the limited partner's capital interest in the fixed capital of the partnership;

               "CAPITAL ACCOUNT II" means the clearing account
               (Gesellschafter-Verrechnungskonto, Kapitalkonto II), recording
               (i) the limited partner's share in the
               partnership's profits, (ii) any contributions by the limited partner (to the extent not allocated to the Reserve Account) and
               (iii) any withdrawals by the limited partner;

               "CAPITAL ACCOUNT III" means the depreciation account recording the limited partner's withdrawals in accordance with Section 13.4 of the Partnership Agreement of PropCo.

               "CLOSING" shall mean the consummation of the Transaction in accordance with the terms of this Agreement.

               "CLOSING DATE" shall mean the date on which all of the Conditions Precedent shall have been met.

               "CONDITIONS PRECEDENT" shall mean each of the conditions set forth in Section 8.3 of the Interest Purchase Agreement;

               "COMPANIES" shall mean PropCo and Seller 1;

               "DECLARATION OF ACCEPTANCE" means a declaration by Seller 2 or Purchaser (including, with respect to Call II, a designee or successor of Purchaser) to accept an Irrevocable Offer (Annahmeerklarung) executed in due notarial form (notariell beurkundet) pursuant to Clause 7;

               "DECLARATION OF ACCEPTANCE DATE" means the date on which a party hereto notarises a Declaration of Acceptance;

               "DEPRECIATION BANK ACCOUNT" shall have the meaning as defined in
               Section 13.4 of the Partnership Agreement of PropCo,

               "DIY" shall mean Do-It-Yourself.

               "EXIT PUT" means the irrevocable offer made by Seller 2 to Purchaser as set out in Clause 5 to buy and accept the transfer from Purchaser of (i) the Sold PropCo Interests, (ii) the shares in PropCo New General Partner representing 80% of the stated share capital (as of the date hereof, with a nominal value of EUR 20,000.00), (iii) the Sold Interests in Seller 1 and (iv) the Sold Shares in Seller 1 New General Partner;

               "EXIT PUT ACCEPTANCE PERIOD" means the period between January 1, 2015 and December 31, 2015 during which the Exit Put as set out in Clause 5 can be accepted;

               "EXIT PUT PRICE" means the amount payable following the acceptance of the Exit Put as set out in Clause 5.3;

               FACILITIES shall mean the 37 retail facilities located throughout Germany, a list of which is attached to the Interest Purchase Agreement as Annex A, and consisting of the Land and the Improvements constructed on the Land.

               "GP1 PROPCO" means MKD Vermogensverwaltungs Beteiligungs GmbH (Gesellschaft mit beschrankter Haftung, GmbH) organized under the laws of Germany and registered with the Commercial Register of the Lower Court (Amtsgericht) at Berlin under HRB 38230.

               "GP2 PROPCO" means Markische Industrie- und
               Baubedarfsgesellschaft mbH (Gesellschaft mit beschrankter Haftung, GmbH) organized under the laws of Germany and registered with the Commercial Register of the Lower Court (Amtsgericht) at Dortmund under HRB 13506.

               "IMPROVEMENTS" shall mean all buildings, premises, structures and other improvements constructed on the Land, a list of which is attached to the Interest Purchase Agreement as Annex B, and any future improvements developed on the Land within the term of the Lease Agreement in accordance with the terms and conditions thereof.

               "INTEREST PURCHASE AGREEMENT" shall mean the Interest Purchase Agreement between Sellers and Purchaser pursuant to which Purchaser and Sellers shall consummate the Interest Purchase Transaction.

               "INTEREST PURCHASE TRANSACTION" shall mean the acquisition by Purchaser from Sellers of the Interests.

               "INTERESTS" shall mean a 19.90% direct and 4.8399% indirect interest in PropCo to be sold to Purchaser in accordance with the terms and conditions of this Agreement and the Interest Purchase Agreement.

               "INTERESTS IN PROPCO" means 75 % of the limited partners' interests in PropCo (as of the date hereof, with a nominal amount of E1,100,555.77 of the stated limited partnership interest), together with all rights pertaining thereto, held by Seller 2 subsequent to the disposal and transfer of 19.9 % of the limited partners' interests (with a nominal amount of E292,014.11 of the stated limited partnership interest) in PropCo, provided the Interest Purchase Agreement has become effective;

               "INTERESTS IN SELLER 1" means 5.1 % of the limited partners' interests (as of the date hereof, with a nominal amount of DM 35,955.00 of the stated limited partnership interest) in Seller 1, together with all rights pertaining thereto, held by Seller 2 subsequent to the disposal and transfer of 94.9 % of the limited partners' interests (with a nominal amount of DM 669,045.00 of the stated limited partnership interest), in Seller 1 provided the Interest Purchase Agreement has become effective;

               "IRREVOCABLE OFFER" means any of the Call I, Call II, Put and Exit Put;

               "LAND" shall mean the land owned or leased by PropCo and Weissensee SPE as described in Annex A to the Interest Purchase Agreement.

               "LEASE AGREEMENT" shall mean a lease agreement for the Facilities to be entered into by PropCo, as landlord, and OpCo, as tenant on the date of this Agreement.

               "LEASE TRANSACTION" shall mean the execution and delivery of the Lease Agreement by OpCo and PropCo.

               "LOAN ACCOUNT" shall mean the loan account recording any loans granted by the Partnership to the limited partners in accordance with Section 4.6 of the Partnership Agreement of PropCo.

               "LOSS ACCOUNT" shall mean the loss carry forward account (Verlust(vortrags)konto), recording limited partner's share in the partnership's losses;

               "MEMBER(S)" shall mean any member of the W.P. Carey Group.

               "OFFEROR" means the Purchaser or Seller 2, as the case may be;

               "OPCO" shall mean Hellweg Die-Profi-Baumarkte GmbH & Co. KG, a Limited Liability Partnership (Kommanditgesellschaft, GmbH & Co.
               KG) organized under the laws of the Federal Republic of Germany registered with the Commercial Register of the Lower Court (Amtsgericht) at Dortmund under HRA 13582.

               "PARTNER'S ACCOUNTS IN PROPCO" means all partner's accounts (Gesellschafterkonten), in each case being comprised of the Capital Account I, the Capital Account II, the Capital Account III, the Loss Account and the Reserve Account.

               "PARTNER'S ACCOUNTS IN SELLER 1" means all partner's accounts (Gesellschafterkonten), in each case being comprised of the Capital Account I, the Capital Account II, the Loss Account and the Reserve Account.

               "PROPCO" shall mean Hellweg GmbH & Co. Vermogensverwaltungs KG, a Limited Liability Partnership (Kommanditgesellschaft, GmbH & Co.
               KG) organized under the laws of the Federal Republic of Germany registered with the Commercial Register of the Lower Court (Amtsgericht) at Dortmund under HRA 13391 which shall own, either directly or indirectly, the Facilities at the time of Closing and which after the Closing shall be owned by Seller 1, Seller 2 and Purchaser, provided that Seller 2 shall have the right to direct Purchaser to change the name of PropCo following the Acceptance by either Purchaser or Sellers of their rights.

               "PROPCO NEW GENERAL PARTNER" shall mean aptus 269. GmbH (future "Shovel Management GmbH") (Gesellschaft mit beschrankter Haftung,
               GmbH) organized under the laws of Germany and registered with the Commercial Register of the Lower Court (Amtsgericht) at Charlottenburg (Berlin) under HRB 106017, which will accede to PropCo as general partner on or prior to the consummation of the Share Purchase Transaction.

               "PROPERTY ADJUSTMENT AMOUNT BONN BEUEL" means EUR 3,625,601.00.

               "PROPERTY ADJUSTMENT AMOUNT STEINFURT" means EUR 3,884,593.00.

               "PROPERTY ADJUSTMENT AMOUNT DORTMUND-KLEY" means EUR
               5,524,726.00.

               "PROPERTY ADJUSTMENT EVENT BONN BEUEL" means that any of the following events has not occurred with respect to the Property in "Bonn Beuel" before the Closing Date:

               a) The property "Bonn-Beuel" is satisfactory to the Third Party Lender in all respects in connection with the encumbrance of such Property "Bonn-Beuel".

               b) The owner of the property "Bonn-Beuel" has consented to the encumbrance of the property in an amount satisfactory to the Third Party Lender or, in the event that no such consent has been given or any consent given is not satisfactory in all respects, the property "Bonn-Beuel" has been transferred from PropCo to a third party and such transfer has been evidenced by a purchase agreement satisfactory to the Third Party Lender.

               "PROPERTY ADJUSTMENT EVENT DORTMUND-KLEY" means that none of the following two alternatives has occurred with respect to the property in "Dortmund-Kley" before the Closing Date:

               a) The owner of the property "Dortmund-Kley" has consented to the encumbrance of the property in an amount satisfactory to the Third Party Lender; or

               b) in the event that no such consent pursuant to Paragraph a) above has been given or any consent given pursuant to Paragraph
               a) is not satisfactory in all respects, Refinancing Lender has accepted the assignment of the currently existing land charges as security satisfactory in all respects.

               "PROPERTY ADJUSTMENT EVENT STEINFURT" means that none of the following two alternatives has occurred with respect to the property in Steinfurt before the Closing Date:

               a) The owner of the property "Steinfurt" has consented to the encumbrance of the property in an amount satisfactory to the Third Party Lender; or

               b) in the event that no such consent pursuant to Paragraph a) above has been given or any consent given pursuant to Paragraph
               a) is not satisfactory in all respects, the property "Steinfurt" has been transferred from PropCo to a third party and such transfer has been evidenced by a purchase agreement satisfactory to the Third Party Lender.

               "PURCHASE PRICE" means the Call I Price, the Call II Price and the Put Price, as the case may be;

               "PURCHASER" shall mean HLWG TWO (GER) LLC, a limited liability company organized under the laws of Delaware.

               "PUT" means the irrevocable offer made by Purchaser to Seller 2 as set out in Clause 4 to buy and accept the transfer from Seller 2 of (i) the Interests in PropCo, the Partner's Accounts in PropCo and (ii) the Shares in PropCo New General Partner;

               "PUT PRICE" means EUR 234,585,059.25, as adjusted by 99.65% of the Adjustment Factor on the Adjustment Date I and, provided an Adjustment Factor Prolongation Event has occurred, and as reduced by the Property Adjustment Amount Bonn-Beuel, provided a Property Adjustment Event Bonn-Beuel has occurred (as the case may be); and

               as reduced by the Property Adjustment Amount Steinfurt, provided a Property Adjustment Event Steinfurt has occurred (as the case may be), and as reduced by the Property Adjustment Amount Dortmund-Kley, provided a Property Adjustment Event Dortmund-Kley has occurred (as the case may be);

               as further adjusted by 99.65% of the Adjustment Factor on the Adjustment Date II plus the balance on the Depreciation Bank Account plus accrued amount of the Depreciation Loan, if any. The amount of the Depreciation Loan may be paid directly by the Purchaser to the Partnership for the purpose of repayment of the Depreciation Loan. For the avoidance of doubt, there shall be no adjustment to the Call I Price because of any balance on the Reserve Account, the Capital Account III or the Loss Account unless the loss recorded on the Loss Account is a result of a default under the Lease Agreement or from any business activities of PropCo prior to the date of this Agreement;

               "PUT ACCEPTANCE PERIOD" means the period between January 1, 2014 and December 31, 2014, during which the Put as set out in Clause 4 can be accepted;

               "RESERVE ACCOUNT" means the joint reserve account
               (Rucklagenkonto), recording the revenue reserves
               (Gewinnrucklagen) and additional capital contributions (sonstige Einlagen) by the limited partners.

               "SELLER 1" shall mean Semer Unternehmensverwaltung GmbH & Co. KG, a Limited Liability Partnership (Kommanditgesellschaft, GmbH & Co. KG) organized under the laws of the Federal Republic of Germany registered with the Commercial Register of the Lower Court (Amtsgericht) at Dortmund under HRA 13230.

               "SELLER 1 NEW GENERAL PARTNER" shall mean aptus 268. GmbH (future "Hoe Management GmbH") (Gesellschaft mit beschrankter Haftung,
               GmbH) organized under the laws of Germany and registered with the Commercial Register of the Lower Court (Amtsgericht) at Charlottenburg (Berlin) under HRB 106018, which will accede to Seller 1 as general partner on or prior to the consummation of the Share Purchase Transaction.

               "SELLER 2" shall be Mr. Reinhold Semer.

               "SELLERS" shall mean Seller 1 and Seller 2.

               "SHARE PURCHASE PRICE" shall mean the purchase price to be paid under the Share Purchase Transaction in the amount of E77,381,479.

               "SHARE PURCHASE TRANSACTION" shall mean the acquisition of the Interests by Purchaser.

               "SHARES IN PROPCO NEW GENERAL PARTNER" means shares (GmbH-Anteile) in PropCo New General Partner representing 20 % of the stated share capital (as of the date hereof, with a nominal value of EUR 5,000.00), held by Seller 2.

               "SHARES IN SELLER 1 NEW GENERAL PARTNER" means the shares in Seller 1 New General Partner representing 5.2 % of the stated share capital (as of the date hereof, with a nominal value of EUR 1,300.00), held by Seller 2.

               "SOLD INTERESTS IN SELLER 1" means the limited partners' interests in Seller 1 with a nominal amount of DM 669,045.00 (equivalent to 94.9% of the stated limited partnership interest) in Seller 1.

               "SOLD PROPCO INTERESTS" means limited partners' interests in PropCo with a nominal amount of E292.014,11 (equivalent to 19.9% of the stated limited partnership interest) in PropCo;

               "SOLD SHARES IN SELLER 1 NEW GENERAL PARTNER" means shares in Seller 1 New General Partner with a nominal amount of EUR 23,700.00 (equivalent to 94.8% of the stated share capital);

               "SPA WARRANTY" means any Warranty pursuant to Section 9 of the SPA.

               "THIRD PARTY LENDER" shall mean an institutional lender who will make the Third Party Loan.

               "THIRD PARTY LOAN" shall mean a loan or loans to Purchaser of not less than E72.5 million at a fixed interest rate of not more than 6%, and with a term of not less than ten (10) years, the proceeds of which shall be used by Purchaser to complete the Share Purchase Transaction.

               "THIRD PARTY LOAN DOCUMENTS" shall mean all documents evidencing and securing the Third Party Loan.

               "TRANSACTION" shall mean the completion of (a) the Share Purchase Transaction, (b) the Lease Transaction, (c) the Third Party Loan
               .

               "WEISSENSEE SPE" shall mean Erwin Specht GmbH & Co. KG and its sole general partner Erwin Specht Verwaltungs-GmbH which owns a DIY store located in Berlin-Weissensee.

               "W.P. CAREY GROUP" shall mean W.P. Carey & Co. LLC and/or any entity managed or advised by W.P. Carey & Co. LLC or one of its subsidiaries or affiliates.

1.3 In the Irrevocable Offers (including the Preamble hereto), the following terms shall have the following meaning:

               1.3.1 a Clause, unless the context otherwise requires, is a reference to a Clause of the Irrevocable Offers.

               1.3.2 All terms not defined in Clause 1.1 through Clause 1.3 shall have the meanings attached to them in other parts of the Irrevocable Offers (including the Preamble hereto).

                                    SECTION 2
                                     CALL I

2.1 Seller 2 hereby irrevocably offers to sell and transfer to Purchaser the Interests in PropCo, the Partner's Accounts in PropCo (for the avoidance of doubt, including any amount in the Reserve Account) and the Shares in PropCo New General Partner for the Call I Price.

2.2 Purchaser can accept the Call I only during the Call I Acceptance Period in the manner set out in Clause 7 and under the terms and conditions set out in Clause 8 through Clause 16.

2.3 The Call I Price shall be due and payable by Purchaser to Seller 2 on the Declaration of Acceptance Date.

                                    SECTION 3
                                     CALL II

3.1 Seller 2 hereby irrevocably offers to Purchaser to sell and transfer to Purchaser the Interests in Seller 1, the Partner's Accounts in Seller 1 and the Shares in Seller 1 New General Partner for the Call II Price set out in Clause 3.3.

3.2 Purchaser can accept the Call II offer only during the Call I Acceptance Period in the manner set out in Clause 7 and under the terms and conditions set out in Clause 8 through Clause 16. The acceptance of Call II is subject to the acceptance of Call I.

3.3 The Call II Price to be paid by Purchaser to Seller 2 upon a Declaration of Acceptance shall be E813,540.99 (as adjusted by 0.35% of the Adjustment Factor).

3.4 The Call II Price shall be due and payable by Purchaser to Seller 2 on the Declaration of Acceptance Date.

                                    SECTION 4
                                       PUT

4.1 Purchaser hereby irrevocably offers to Seller 2 to buy and accept the transfer from Seller 2 of (i) the Interests in PropCo, (ii) the Partner's Accounts in PropCo (for the avoidance of doubt, including any amount of the Reserve Account) and (iii) the Shares in PropCo New General Partner, for the Put Price.

4.2 Seller 2 can accept the Put offer only during the Put Acceptance Period in the manner set out in Clause 7 and under the terms and conditions set out in Clause 8 through Clause 16. The acceptance of Put is further subject to the non-acceptance of Call I.

4.3 The Put Price shall be due and payable by Purchaser to Seller 2 on the Declaration of Acceptance Date.

                                    SECTION 5
                                    EXIT PUT

5.1 Seller 2 hereby irrevocably offers to Purchaser to buy and accept the transfer from Purchaser of (i) the Sold PropCo Interests,
               (ii) the shares in PropCo New General

               Partner representing 80% of the stated share capital (as of the date hereof, in the nominal value of EUR 20,000.00), (iii) the Sold Interests in Seller 1 and (iv) the Sold Shares in Seller 1 New General Partner, for the Exit Put Price set out in Clause 5.3.

5.2 Purchaser can accept the Exit Put offer only during the Exit Put Acceptance Period in the manner set out in Clause 7 and under the terms and conditions set out in Clause 8 through Clause 16. Acceptance of Exit Put is further subject to the non-acceptance of Call I and Put.

5.3 The Exit Put Price to be paid by Seller 2 to Purchaser upon Declaration of Acceptance shall be E77,381,479.00.

5.4 The Exit Put Price shall be due and payable by Seller 2 to Purchaser on the Declaration of Acceptance Date.

                                    SECTION 6
                         VALIDITY OF IRREVOCABLE OFFERS

The Irrevocable Offers shall become valid and binding subject to the occurrence of the Closing Date. The Irrevocable Offers shall cease to be valid and binding upon the occurrence of a rescission of the SPA.

                                    SECTION 7
                                   ACCEPTANCE

Any Irrevocable Offer must be accepted, if at all, as follows:

7.1 If Seller 2 or Purchaser (and, with respect to Call II, a designee or a successor of Purchaser) wishes to accept an Irrevocable Offer he / it shall make a Declaration of Acceptance which must be in notarial form (notariell beurkundet).

7.2 Any Irrevocable Offer shall remain valid and binding until such time as it is validly accepted in full or until such time as the relevant Acceptance Period has lapsed, in particular irrespective of whether Seller 2, on or prior to the Declaration of Acceptance Date, has died or has become incapable of contracting.

7.3 A Declaration of Acceptance shall become valid in rem immediately (nicht empfangsbedurftige Willenserklarung) without having to be served (i) upon the relevant Offeror or, as the case may be, (ii) upon any legal successor of the relevant Offeror.

7.4 In the event that Call I or Put has been validly accepted, any transfer of title to the Shares in PropCo New General Partner and of title to the Interests in PropCo is subject to the condition precedent of the payment of the relevant Purchase Price.

7.5 In the event that Call II has been validly accepted, any transfer of title (i) to the Shares in Seller 1 New General Partner and
               (ii) to the Interests in Seller 1 is subject to the condition that this transfer shall not take effect before the Purchaser is entered into the commercial register as new holder of the Interests in Seller 1 acquired by it by way of subrogation.

7.6 As between the parties, the transfer shall have economic effect (in particular with respect to the right to receive profits) from the Declaration of Acceptance Date in the relevant year.

7.7 For information purposes only, the notary officiating in respect of a Declaration of Acceptance shall send a certified copy of such Declaration of Acceptance as notification (i) to the other party hereto, (ii) to PropCo New General Partner in the event of Call I, Put or Exit Put, and (iii) to the Seller 1 New General Partner in the event of Call II or Exit Put, or, as the case may be under (i) through (iii) above, to the relevant legal successor. For the avoidance of doubt, such notification is not, and may under no circumstances be interpreted as, a prerequisite for the validity of any Declaration of Acceptance.

7.8 The parties hereto shall file (or procure the filing) for registration of the relevant transfer of Interests in PropCo, of Shares in PropCo New General Partner, of Interests in Seller 1 and of Shares in Seller 1 New General Partner with the relevant commercial register without delay once the corresponding Irrevocable Offer has been accepted. Seller 2 irrevocably grants power of attorney (free from the restrictions of Section 181 of the German Civil Code; BGB) to the PropCo New General Partner to sign and file such application on behalf of all shareholders and partners of the companies mentioned in the preceding sentence and to make all declarations necessary or desirable for or in connection with any such registrations.

                                    SECTION 8
                                   WARRANTIES

8.1 Seller 2 hereby guarantees to the Purchaser by way of an independent promise of guaranty pursuant to Section 311 para. 1 of the German Civil Code (selbstandiges Garantieversprechen im Sinne des Section 311 Abs. 1 BGB) that the statements set forth in this Clause 8 are true and correct as of the date hereof, at the Closing Date and at the Declaration of Acceptance Date, unless explicitly provided otherwise herein:

8.1.1 Each SPA Warranty, however, only as of the date hereof and as of the Closing Date;

8.1.2 Seller 2 has the legal right and full power and authority and has taken all action required to sign and perform its obligations under the Irrevocable Offers and all the documents which are to be executed in connection with it.

8.1.3 Seller 2 is the absolute and sole owner of, with unencumbered title (other than any encumbrances for the benefit of any member of the W.P. Carey Group or the Third Party Lender) to, Shares in PropCo New General Partner, to the Interests in PropCo, to the Shares in Seller 1 New General Partner and to the Interests in Seller 1.

8.1.4 Seller 2 is entitled to freely dispose of the Shares in PropCo New General Partner, of the Interests in PropCo, of the Shares in Seller 1 New General Partner and of the Interests in Seller 1 without requiring the further consent of any third party, or that such consent has already been granted, and without such a disposal infringing any rights of a third party. There are no other interests, silent participations or sub-participations in the Shares in PropCo New General Partner, in the Interests in PropCo, in the Shares in Seller 1 New General Partner and in the Interests in Seller 1, and there are also no conditional obligations (options) or binding offers vis-a-vis third parties concerning the creation of such participations or the grant of shareholder rights or similar rights with regards to Shares in PropCo New General Partner, to the Interests in PropCo, to the Shares in Seller 1 New General Partner and to the Interests in Seller 1 including but not limited to voting commitments or participation in profits.

8.1.5 The Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 have been properly and validly issued and are each paid and have not been repaid and there is no contribution obligation.

8.1.6 There is no third-party right and there is no agreement, arrangement or obligation to create a third-party right in relation to any of the Shares in PropCo New General Partner, of the Interests in PropCo, of the Shares in Seller 1 New General Partner and of the Interests in Seller 1, or any part of them. Save as aforesaid, no person has claimed to be entitled to any third-party right in relation to any of the Shares in PropCo New General Partner, of the Interests in PropCo, of the Shares in Seller 1 New General Partner and of the Interests in Seller 1, or any part of them.

8.2 Seller 2 confirms that the Warranties are not granted, and shall not be qualified and construed as, quality guaranties concerning the object of the purchase (Garantien fur die Beschaffenheit der Sache) within the meaning of Sections 443, 444 of the German Civil Code, respectively, that Section 444 of the German Civil Code shall not and does not apply to the Warranties.

                                    SECTION 9
                        REMEDIES FOR BREACH OF WARRANTIES

9.1 If any of the Warranties proves to have been untrue or inaccurate when made, or in the event of any other breach by Seller 2 of any of the Warranties, and a Declaration of Acceptance has been effected, Seller 2 shall put the Purchaser into a position -
               (also) with respect to the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 - the Purchaser would have been in without a breach of Warranties (the "RESTITUTION IN KIND" (Naturalrestitution)) (as if Purchaser had acquired the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 on the Closing Date). If and to the extent the Sellers do not effect the Restitution in Kind within 30 days after the Purchaser has notified Seller 2 of a breach of Warranties, the Purchaser may claim monetary damages (Schadensersatz in Geld) for and, to its full discretion, to be indemnified and held harmless (freigestellt zu werden) from and against any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever.

9.2 If any of the Warranties proves to have been untrue or inaccurate when made, or in the event of any other breach by Seller 2 of any of the Warranties, and if a Declaration of Acceptance has not been effected since then, Purchaser may, to its full discretion, deduct from the relevant Purchase Price (to be paid upon Declaration of Acceptance) any and all liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever which may occur
               (also) with respect to the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 (as if Purchaser had acquired the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 on the Closing Date).

9.3 Under the conditions more specifically set forth under Section 11 and Section 12.2 through 12.4 of the SPA, Seller 2 agrees to indemnify and hold harmless the Purchaser and the Companies of any and all liabilities, contingent liabilities, losses, damages, costs, expenses (including without limitation reasonable attorneys' fees and expenses), causes of action, suits, claims demands or judgments of any nature whatsoever of PropCo, Seller 1 (the "LIABILITES"), including but not limited to (i) any claim asserted by Schnitger Unternehmensverwaltung GmbH & Co. KG, (ii) any claims asserted by any third party resulting out of or in connection with the real estate development activities of PropCo or the sale or disposal of any property to any third party, (iii) any claims arising out of the transfer of shares or interests in companies or properties from PropCo to Seller 2 or its affiliates, and (iv) any obligations of PropCo to repay any mortgage loans, regardless of such Liabilities having been disclosed in the Settlement Balance Sheets or in any Annex to the SPA, existing at the Closing Date (also) with respect to the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 (as if Purchaser had acquired the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 on the Closing
               Date).

9.4 In case the aggregate amount of all such individual Liabilities is equal to or above E250,000.00, Seller 2 shall be obliged to either provide a guaranty on first demand to Purchaser issued by a bank acceptable to Purchaser or to pay the full aggregate amount of all individual Liabilities into an escrow account specified by the Purchaser. Seller 2 shall be entitled to any interest accrued thereon.

9.5 None of the Warranties shall be treated as qualified by any actual or constructive knowledge on the part of the Purchaser and any of its agents. Section 442 of the German Civil Code shall not apply.

9.6 All claims for any breach of Warranties of the Seller 2 pursuant to Section 9.2 of the SPA and Section 9.6.1 of the SPA and all claims for any breach of Warranties of the Seller 2 pursuant to Clause 8.1.2 through Clause 8.1.6 of this Agreement shall become time-barred (verjahren) upon the lapse of thirty years after the Closing Date. All claims for any other breach of the Warranties of Seller 2 shall become time barred (verjahren) upon the lapse of 48 months after the Closing Date.

                                   SECTION 10
                          THIRD PERSON CLAIMS AND TAXES

If and to the extent a Declaration of Acceptance has been made with respect to an Irrevocable Offer, any claims of the Purchaser under Section 11 of the SPA and Section 13 of the SPA shall be expanded and shall also apply with regard to the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 (as if Purchaser had acquired the Shares in PropCo New General

Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 on the Closing Date). Purchaser may, to its full discretion, deduct from the relevant Purchase Price (to be paid upon Declaration of Acceptance) any and all liabilities, losses, damages, costs and expenses (including without limitation reasonable attorneys' fees and expenses) from which Purchaser shall be indemnified pursuant to the preceding sentence in conjunction with Section 11 of the SPA and Section 13 of the SPA, i.e. (also) with respect to the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 (as if Purchaser had acquired the Shares in PropCo New General Partner, the Interests in PropCo, the Shares in Seller 1 New General Partner and the Interests in Seller 1 on the Closing Date).

                                   SECTION 11
                            UNDERTAKINGS OF SELLER 2

11.1 Seller 2 undertakes that so long as Purchaser or Seller 2 is entitled to accept an Irrevocable Offer, he will not do any of the following and will ensure that none of the following occurs:

               11.1.1 a negative balance of his Capital Account II; and

               11.1.2 no transfer of any Shares in PropCo New General Partner, of any Interests in PropCo, of any Shares in Seller 1 New General Partner and of any Interests in Seller 1 (or part thereof) is made, permitted or approved and no agreement for the same is entered into; and

               11.1.3 no pledge, encumbrance or other third party right in or over any Shares in PropCo New General Partner, any Interests in PropCo, any Shares in Seller 1 New General Partner and any Interests in Seller 1 (or part thereof) (other than those for the benefit of any member of the W.P. Carey Group or the Third Party Lender) is created or arises and no agreement for the same is entered into.

11.2 Purchaser shall, without undue delay, notify to Seller 2 in writing if any action is carried out or any claim made or threatened against Seller 2 which leads to Warranty claims against Seller 2.

11.3 Seller 2 shall not, and shall procure that he does not or does not allow to be done, any act or omission which would constitute a breach of the Warranties.

11.4 If Seller 2 wishes to do, or permits to be done, any action, matter or thing which if done would result in a breach of this
               Section 11 or becomes aware that any such action, matter or thing has been done, Seller 2 shall notify Purchaser in writing without undue delay.

11.5 If Seller 2 breaches any of the obligations of this Section 11, he is liable to Purchaser for performance (Erfullung) or damages (Schadensersatz) and Purchaser may deduct any damages from a Purchase Price.

                                   SECTION 12
                      RESTRICTIONS ON TRANSFER; UNDERTAKING

12.1 The Irrevocable Offers shall not expire with death of Seller 2, but shall bind the successor(s) of the deceased. The same shall apply if a legal person is merged, dissolved or otherwise ceases to exist, so that its legal successor(s) shall be bound by the Irrevocable Offers.

12.2 Notwithstanding the foregoing, any claims arising (i) out of or in connection with an Irrevocable Offer (until a Declaration of Acceptance) or (ii) out of or in connection with the Agreement (subsequent to a Declaration of Acceptance, as the case may be) may only be transferred with the prior consent of the respective other party hereto. The consent is not required (i) with regard to a transfer from the Purchaser to any entity controlled by W.P. Carey & Co. LLC or any of its affiliates by contract or otherwise and (ii) with regard to a transfer of Call II from the Purchaser to any third person by contract or otherwise.

12.3 Purchaser undertakes to restrict its business activities to the holding of interests in PropCo and Seller I and their general partners and any related activities thereto.

                                   SECTION 13
                                 FORM OF NOTICE

13.1 All notices or other communications hereunder shall be done in writing in the English language and delivered by courier or by facsimile to the person as authorized person to receive service (Zustellungsbevollmachtigter) at the addresses set forth below, or such other addresses as may be designated by the respective Offeror to the other party hereto in the same manner:

               13.1.1 As to the Seller 2:

                      HELLWEG DIE PROFI-BAUMARKTE GMBH UND CO. KG
                      Borussiastrasse 112
                      44149 Dortmund

                      Germany

                      with copies to:

                      Dipl.-Kfm. Michael Muller
                      Max-Eyth-StraBe 1
                      44141 Dortmund
                      Germany

                      and

                      Dr. Wolfgang Weber
                      Konigswall 26
                      44137 Dortmund
                      Germany

               13.1.2 As to the Purchaser:

                      W.P. Carey & Co. LLC
                      Attention: Director, Asset Management
                      50 Rockefeller Plaza, Second Floor
                      New York, NY 10020
                      USA
                      Fax: +1.212.492.8922

                      with a copy to:

                      Reed Smith LLP
                      Attention: Ruth S. Perfido, Esq.
                      599 Lexington Avenue, 29th Floor
                      New York, NY 10022
                      USA
                      Fax: +1.212.521.5450.

13.2 Purchaser and Seller 2 shall communicate any change of their respective addresses set forth in Clause 13.1 as soon as possible in writing to the respective other party hereto and their advisors.

                                   SECTION 14
                                 COSTS AND TAXES

14.1 With the exception of any trade tax (Gewerbesteuer) arising (i) out of the delivery of the Irrevocable Offers or (ii) out of the consummation of the transaction contemplated in the relevant Irrevocable Offer, which shall be borne by Seller 2, all transfer taxes and any other charges, costs and fees which result from the filings in compliance with regulatory requirements shall be borne by the Purchaser. Notwithstanding the foregoing, any German Property Transfer Tax (Grunderwerbssteuer) in connection with this Agreement shall be divided equally between Purchaser and Seller 2 provided, however, that any German Property Transfer Tax shall be borne solely by Purchaser if such tax obligations arise solely out of the change of the ownership structure in PropCo or Seller 1 initiated by Purchaser after Call I or Put have been accepted. The costs of the notarization shall be borne by the Purchaser.

14.2 Notwithstanding the foregoing, the relevant Offeror shall pay its own costs and expenses, including the costs of its legal and financial advisors, incurred in connection with the Irrevocable Offers provided, however, that any legal expenses incurred by Purchaser for due diligence exercises in connection with liability risks resulting out of the development activities of PropCo in the amount of E110,000.00 shall be borne by Seller 2. The costs of the notarization of a Declaration of Acceptance shall be borne by Seller 2.

                                   SECTION 15
                                FINAL PROVISIONS

15.1 The Irrevocable Offers are and the Declarations of Acceptance shall be written in the English language. Terms to which a German translation has been added shall be interpreted throughout the Irrevocable Offers in the meaning assigned to them by the German translation.

15.2 Section headings contained herein are inserted for convenience of reference only, shall not be deemed to be a part of the Irrevocable Offers for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

15.3           The Irrevocable Offers shall not be amended or supplemented.

15.4 The Irrevocable Offers constitute the full understanding of the relevant Offeror and the complete and exclusive statements of the terms and conditions of the Irrevocable Offers relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between Seller 2 and Purchaser with respect to the subject matter of the Irrevocable Offers or parts thereof.

15.5 Should any provision of an Irrevocable Offer be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions, once the relevant Irrevocable Offer has been accepted, shall not be affected thereby. The Offerors shall be under the obligation to replace any such invalid, ineffective or unenforceable provision to the extent permitted by law, by such valid, effective and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in the Irrevocable Offers.

15.6 The Irrevocable Offers and the Declarations of Acceptance shall be governed by, and construed in accordance with, the laws of Germany, excluding the German conflict of laws rules.

15.7 In the event of any dispute between the Offerors arising out of or in connection with the Irrevocable Offers, exclusive jurisdiction shall be, as far as legally permissible, with the competent courts in Berlin.

-------------------------------------
Place, Date


-------------------------------------
Reinhold Semer ("Seller 2")


-------------------------------------
HLWG TWO (GER) LLC ("Purchaser")